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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 26, 2002


                                  CONOCO INC.

            (Exact Name of Registrant as Specified in its Charter)


    Delaware                    1-14521                51-0370352
(State or Other            (Commission File           (IRS Employer
Jurisdiction of                 Number)            Identification No.)
Incorporation)

                         600 North Dairy Ashford Road
                             Houston, Texas 77079
                    (Address of Principal Executive Office)


      Registrant's telephone number, including area code: (281) 293-1000

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Item 5. Other Event

          Conoco Inc. and Phillips Petroleum Company have announced five key members of the management team for ConocoPhillips:

          Robert E. McKee III will become Executive Vice President, Exploration and Production.

          Jim W. Nokes will become Executive Vice President, Refining, Marketing, Supply and Transportation.

          John E. Lowe will become Executive Vice President, Planning and Strategic Transactions.

          John A. Carrig will become Executive Vice President, Finance, and Chief Financial Officer.

          Rick A. Harrington will become Senior Vice President, Legal, and General Counsel.

The named senior managers will report to J.J. Mulva, who will become President and CEO of ConocoPhillips.

The announcement was a result of a strenuous selection process, in which both the Conoco and Phillips Boards of Directors were consulted. Both boards have approved the proposed ConocoPhillips management team.

As part of their efforts to ensure a smooth transition and to retain the best management team for ConocoPhillips, the parties also agreed to the renegotiation of the severance arrangements for Messrs. McKee and Nokes. These new arrangements are intended to address and eliminate the financial incentives under the Conoco Key Employee Severance Plan for these senior executives to terminate their employment with the combined company within 30 days of the first anniversary of the stockholder approval of the ConocoPhillips merger.

In exchange for agreement by Messrs. McKee and Nokes to waive these rights under the Conoco Key Employee Severance Plan, Conoco has agreed to pay Messrs. McKee and Nokes the estimated cash value of benefits that would have been payable to them under the terms of the Conoco Key Employee Severance Plan. As of the date of and as discussed in the ConocoPhillips definitive proxy statement, assuming that the merger is completed in July 2002, these amounts are estimated to be approximately $13.8 million for Mr. McKee and approximately $13.2 million for Mr. Nokes. These payments are conditioned upon and will be made upon the consummation of the merger.

Conoco and Phillips have brought together an outstanding management team, with expertise and leadership essential to the success of ConocoPhillips. In addition, Conoco and Phillips believe that the named senior executives and the new severance arrangements will help to provide stability and assure flexibility to meet future management needs of ConocoPhillips.

Item 7. Financial Statements and Exhibits

          (c) Exhibits

          Exhibit No.       Description

          99.1              Press Release dated February 26, 2002




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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Conoco Inc.,


                                     By:   /s/ Rick A. Harrington
                                         ---------------------------------
                                         Name:  Rick A. Harrington
                                         Title: Senior Vice President-Legal
                                                and General Counsel

                                         Date:  February 26, 2002


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                                 EXHIBIT INDEX

          Exhibit No.      Description

             99.1          Press Release dated February 26, 2002